                                                                                                                Exhibit 99.1

Corporate Communications One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	NEWS

FOR IMMEDIATE RELEASE	February 22, 2007
CONTACT: PG&E Corporation

PG&E CORP. REPORTS SOLID YEAR-END FINANCIAL RESULTS, RAISES EARNINGS GUIDANCE FOR 2007

▪	Consolidated net income reported under GAAP was $2.76 per share for 2006, compared with $2.37 per share for the full year in 2005. (All “per share” amounts are presented on a diluted basis.)

▪	Year-end net income was $991 million, compared with $917 million in 2005.

▪	Earnings from operations for 2006 were $2.57 per share, compared with $2.34 for 2005.

▪	The company is increasing guidance for 2007 earnings from operations by $0.05 per share to a range of $2.70-$2.80 per share.

(San Francisco) -- PG&E Corporation’s (NYSE: PCG) consolidated net income reported in accordance with generally accepted accounting principles (GAAP) was $991 million, or $2.76 per share, for the full year 2006. This compares with $917 million, or $2.37 per share, for the full year 2005.
On a non-GAAP basis, PG&E Corporation’s earnings from operations for the year were $922 million, or $2.57 per share, compared with $906 million, or $2.34 per share, in 2005. This excludes certain income and expenses reported in GAAP net income that are not considered to be reflective of ongoing, core operations. For 2006, items impacting comparability primarily reflect the authorization for recovery of costs associated with electric transmission scheduling services provided by PG&E Corporation’s utility subsidiary, Pacific Gas and Electric Company, dating back to 1998 (see “Reconciliation of Earnings from Operations to Consolidated Net Income in Accordance with GAAP” in the accompanying financial tables).
“We delivered solid financial results in 2006 and will build on this momentum going forward,” said Peter A. Darbee, PG&E Corporation Chairman, CEO and President. “We’re entering 2007 with a sharp focus on advancing our business transformation strategy, while taking important leadership positions on issues like climate change and the environment. We’re at the forefront on these issues, because it’s consistent with our vision. It’s consistent with our values. And it also fits with our overall strategy, which emphasizes operational excellence and taking care of our customers. I’m confident that through our efforts, we will continue to deliver for our customers, employees, shareholders and our communities.”
The year-over-year increase in earnings per share predominantly reflects the positive effects of share repurchases in 2005, which resulted in fewer shares outstanding in 2006, in addition to the net effects of other items (see “Earnings per Common Share from Operations, Year-to-Date 2006 vs. Year-to-Date 2005” in the accompanying financial tables).
Earnings from operations for the year were not impacted by changes in the cost of electricity and natural gas provided to customers, or the cost of fuel to generate electricity. Increases or decreases in these expense categories are generally offset by revenue adjustments authorized by the California Public Utilities Commission (CPUC).
On a stand-alone basis in 2006, the utility’s GAAP results were $971 million, compared to $918 million for 2005.

QUARTER-OVER-QUARTER RESULTS
For the fourth quarter of 2006, PG&E Corporation reported GAAP net income of $152 million, or $0.43 per share, compared with $180 million, or $0.49 per share, in the same quarter of 2005.
On a non-GAAP basis, PG&E Corporation’s earnings from operations for the fourth quarter of 2006 were $170 million, or $0.48 per share, compared with $179 million, or $0.49 per share, during the fourth quarter of 2005 (see “Earnings per Common Share from Operations, Fourth Quarter 2006 vs. Fourth Quarter 2005” in the accompanying financial tables).
On a stand-alone basis, the utility’s GAAP results were $155 million for the fourth quarter of 2006, compared with $183 million in the same quarter of 2005.

2007 EARNINGS GUIDANCE
PG&E Corporation raised its guidance for 2007 earnings from operations by $0.05 per share, to a range of $2.70-$2.80. Guidance assumes that the utility’s rate base averages $17.3 billion in 2007, that the company earns its authorized return on equity of 11.35 percent, and that the proposed settlement agreement to resolve the utility’s 2007 general rate case is approved by the CPUC.
PG&E Corporation bases guidance on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of guidance of earnings from operations to guidance of consolidated net income in accordance with GAAP).

Supplemental Financial Information:

❑
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss Year-End and Fourth Quarter Results:

❑
Today’s call at 11:30 a.m. Eastern time is open to the public on a listen-only basis via webcast. Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m. EST, on February 28, 2007, by dialing 877-690-2089. International callers may dial 402-220-0645.

This press release contains forward-looking statements regarding management’s guidance for PG&E Corporation’s 2007 earnings per share from operations. These statements are based on current expectations and various assumptions which management believes are reasonable, including that Pacific Gas and Electric Company’s (Utility) rate base averages $17.3 billion in 2007, that the Utility earns its authorized rate of return on equity of 11.35 percent, and that the proposed settlement agreement to resolve the Utility’s 2007 general rate case is approved by the California Public Utilities Commission (CPUC). These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:
•	the Utility’s ability to timely recover costs through rates;

•	the outcome of regulatory proceedings, including ratemaking proceedings pending at the CPUC and the Federal Energy Regulatory Commission;

•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;

•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards that could affect the Utility’s facilities and operations, its customers and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas operations;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities (Diablo Canyon), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•	the ability of the Utility to recognize benefits from its initiatives to improve its business processes and customer service;

•	the ability of the Utility to timely complete its planned capital investment projects;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•	the impact of changing wholesale electric or gas market rules, including the California Independent System Operator’s new rules to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs in connection with pending litigation that are not recoverable through rates, from third parties, or through insurance recoveries;

•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit;

•	the impact of environmental laws and regulations and the costs of compliance and remediation; and

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass.

###

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	Year ended December 31,
	2006	2005	2004
Operating Revenues
Electric	$8,752	$7,927	$7,867
Natural gas	3,787	3,776	3,213
Total operating revenues	12,539	11,703	11,080
Operating Expenses
Cost of electricity	2,922	2,410	2,770
Cost of natural gas	2,097	2,191	1,724
Operating and maintenance	3,703	3,397	2,871
Recognition of regulatory assets	-	-	(4,900)
Depreciation, amortization, and decommissioning	1,709	1,735	1,497
Total operating expenses	10,431	9,733	3,962
Operating Income	2,108	1,970	7,118
Interest income	188	80	63
Interest expense	(738)	(583)	(797)
Other expense, net	(13)	(19)	(98)
Income Before Income Taxes	1,545	1,448	6,286
Income tax provision	554	544	2,466
Income From Continuing Operations	991	904	3,820
Discontinued Operations
Gain on disposal of NEGT (net of income tax benefit of $13 million in 2005 and income tax expense of $374 million in 2004)	-	13	684
Net Income	$991	$917	$4,504

Weighted Average Common Shares Outstanding, Basic	346	372	398
Earnings Per Common Share from Continuing Operations, Basic	$2.78	$2.37	$9.16
Net Earnings Per Common Share, Basic	$2.78	$2.40	$10.80
Earnings Per Common Share from Continuing Operations, Diluted	$2.76	$2.34	$8.97
Net Earnings Per Common Share, Diluted	$2.76	$2.37	$10.57
Dividends Declared Per Common Share	$1.32	$1.23	$-

Source: PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2006.

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Net Income in Accordance with Generally Accepted Accounting Principles (GAAP)
Fourth Quarter and Year-to-Date, 2006 vs. 2005
(in millions, except per share amounts)

	Three months ended December 31,				Twelve months ended December 31,
	Earnings (Loss)		Earnings (Loss) per Common Share Diluted		Earnings (Loss)		Earnings (Loss) per Common Share Diluted

	2006	2005	2006	2005	2006	2005	2006	2005

PG&E Corporation Earnings from Operations (1)	$170	$179	$0.48	$0.49	$922	$906	$2.57	$2.34
Items Impacting Comparability (2)
Scheduling Coordinator Cost Recovery	-	-	-	-	77	-	0.21	-
Environmental Remediation Liability	-	-	-	-	(18)	-	(0.05)	-
Recovery of Interest on PX Liability	-	-	-	-	28	-	0.08	-
Energy Crisis/Chapter 11 Interest Costs	-	-	-	-	-	(3)	-	(0.01)
AEAP Settlement	-	93	-	0.25	-	93	-	0.24
Chromium Litigation Settlement Adjustment	-	(91)	-	(0.25)	-	(91)	-	(0.23)
Severance Costs	(18)	-	(0.05)	-	(18)	-	(0.05)	-
Other	-	(1)	-	-	-	(1)	-	-
Total	(18)	1	(0.05)	-	69	(2)	0.19	-
Discontinued Operations - NEGT (3)	-	-	-	-	-	13	-	0.03
PG&E Corporation Earnings on a GAAP basis	$152	$180	$0.43	$0.49	$991	$917	$2.76	$2.37

1.    Earnings from operations exclude items impacting comparability as noted in the following discussion.

2.    Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.

3.    During the third quarter of 2005, PG&E Corporation received additional information from its former subsidiary, National Energy & Gas Transmission, Inc, or NEGT, regarding income to be included in PG&E Corporation's 2004 federal  income tax return. This information was incorporated in the 2004 tax return, which was filed with the IRS in September 2005. As a result, the 2004 federal income tax  liability was reduced by approximately $19 million. NEGT also provided additional information with respect to amounts previously included in PG&E Corporation's  2003 federal income tax return. This change resulted in PG&E Corporation's 2003 federal income tax liability increasing by approximately $6 million. These two adjustments, netting to $13 million, were recognized in income from discontinued operations in the third quarter of 2005.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Net Income in Accordance with GAAP
Fourth Quarter and Year-to-Date, 2006 vs. 2005
(in millions)

	Three months ended December 31,		Twelve months ended December 31,
	Earnings (Loss)		Earnings (Loss)
	2006	2005	2006	2005

Pacific Gas and Electric Company Earnings from Operations (1)	$173	$181	$902	$919
Items Impacting Comparability (2)
Scheduling Coordinator Cost Recovery	-	-	77	-
Environmental Remediation Liability	-	-	(18)	-
Recovery of Interest on PX Liability	-	-	28	-
Energy Crisis/Chapter 11 Interest Costs	-	-	-	(3)
AEAP Settlement	-	93	-	93
Chromium Litigation Settlement Adjustment	-	(91)	-	(91)
Severance Costs	(18)	-	(18)	-
Total	(18)	2	69	(1)
Pacific Gas and Electric Company Earnings on a GAAP basis	$155	$183	$971	$918

1.    Earnings from operations exclude items impacting comparability as noted in the following discussion.

2.    Items impacting comparability reconcile earnings from operations with consolidated net income as reported in accordance with GAAP.

DISCUSSION RELATED TO EARNINGS SUMMARY:

Items impacting comparability for the three months ended December 31, 2006 include:

a)    Severance costs of approximately $18 million ($0.05 per common share), after-tax, to reflect consolidation of various positions in connection with the Utility’s continued effort to streamline processes and achieve cost and operating efficiencies through implementation of various initiatives.

Items impacting comparability for the three months ended December 31, 2005 include:

a)    Annual Earnings Assessment Proceeding, or AEAP, revenues of approximately $93 million ($0.25 per common share), after-tax, as a result of an October 27, 2005 California Public Utilities Commission, or CPUC,  decision allowing the Utility to recover shareholder incentives for successful implementation of certain public purpose programs; and

b)    An additional accrual of $91 million ($0.25 per common share), after-tax, to reflect both the February 3, 2006 settlement of most of the claims in the “chromium  litigation” pending against the Utility and an accrual for the remaining unresolved claims.

Items impacting comparability for the twelve months ended December 31, 2006 include:

a)     The recovery of approximately $77 million ($0.21 per common share), after-tax, of Scheduling Coordinator, or SC, costs, incurred from April 1998 through September 2006, based on a Federal Energy Regulatory Commission, or FERC, order;

b)     An increase of approximately $18 million ($0.05 per common share), after-tax, in the estimated cost of environmental remediation associated with the Utility’s gas compressor  station located near Hinkley, California, as a result of changes in the California Regional Water Quality Control Board’s imposed remediation levels;

c)     The recovery of approximately $28 million ($0.08 per common share), after-tax, of previously recorded net interest expense on the Power Exchange Corporation, or PX, liability from April 12, 2004 to February 10, 2005, in the Energy Recovery Bond Balancing Account as a result of completion of the verification audit by the CPUC in the Utility’s 2005 annual electric true-up proceeding; and

d)     Severance costs of approximately $18 million ($0.05 per common share), after-tax, to reflect consolidation of various positions in connection with the Utility’s continued effort to streamline processes and achieve cost and operating efficiencies through implementation of various initiatives.

Items impacting comparability for the twelve months ended December 31, 2005 include:

a)     The net effect of incremental interest costs of approximately $3 million ($0.01 per common share), after-tax, incurred by the Utility through February 10, 2005 related to generator disputed claims in the Utility's Chapter 11 proceeding, which were not considered recoverable;

b)     AEAP revenues of approximately $93 million ($0.24 per common share), after-tax, as a result of an October 27, 2005 CPUC  decision allowing the Utility to recover shareholder  incentives for successful implementation for certain public purpose programs; and

c)     An additional accrual of $91 million ($0.23 per common share), after-tax, to reflect both the February 3, 2006 settlement of most of the claims in the “chromium  litigation” pending  against the Utility and an accrual for the remaining unresolved claims.

PG&E Corporation Earnings per Common Share from Operations
Fourth Quarter 2006 vs. Fourth Quarter 2005
($/Share, Diluted)

Q4 2005 EPS from Operations (1)	$0.49
Share variance	0.02
Effect of increase in authorized return on equity	0.01
Diablo Canyon refueling outage (2)	0.07
Reduction in litigation settlements (2)	0.02

AEAP Settlement (3)	(0.05)
Employee benefit plans	(0.01)
ERB Series 2 equity carrying cost credit	(0.01)
Miscellaneous items	(0.06)
Q4 2006 EPS from Operations (1)	$0.48

Year-to-Date 2006 vs. Year-to-Date 2005
($/Share, Diluted)

2005 YTD EPS from Operations (1)	$2.34
Share variance	0.19
Effect of increase in authorized return on equity	0.03
Electric transmission revenue	0.01
Diablo Canyon refueling outage timing	0.01
Employee benefit plans	0.02
Gas transmission revenue	0.05
Recovery of energy supplier litigation costs	0.03
Tax benefit for capital loss utilization	0.05
Environmental remediation (2)	0.03
Reduction in litigation settlements (2)	0.04
Refund of overcollection (2)	0.03

AEAP Settlement (3)	(0.05)
Earnings on the settlement regulatory asset (3)	(0.04)
ERB Series 2 equity carrying cost credit	(0.13)
Miscellaneous	(0.04)
2006 YTD EPS from Operations (1)	$2.57

1.    See prior tables for a reconciliation of earnings per common share, or EPS, from operations to EPS on a GAAP basis.
2.    Cost incurred in 2005 with no similar cost in 2006.
3.    Benefit received in 2005 with no similar benefit in 2006.

PG&E Corporation Earnings per Common Share (EPS) Guidance

2007 EPS Guidance

	Low	High
EPS Guidance on an Earnings from Operations Basis	$2.70	$2.80

Estimated Items Impacting Comparability	$0.00	$0.00

EPS Guidance on a GAAP Basis	$2.70	$2.80

Management's statements regarding 2007 guidance for earnings from operations per common share for PG&E Corporation, estimated rate base for 2007, and general sensitivities for 2007 earnings, constitute forward-looking statements that are based on current expectations and assumptions which management believes are reasonable, including that the Utility earns its authorized rate of return. These statements and assumptions are necessarily subject to various risks and uncertainties. Actual results may differ materially. Factors that could cause actual results to differ materially include:
•	the Utility’s ability to timely recover costs through rates;
•	the outcome of regulatory proceedings, including ratemaking proceedings pending at the CPUC and the FERC;
•	the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;
•
the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards that could affect the Utility’s facilities and operations, its customers and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas operations;
•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon nuclear generating facilities, or Diablo Canyon, the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•	the ability of the Utility to recognize benefits from its initiatives to improve its business processes and customer service;
•	the ability of the Utility to timely complete its planned capital investment projects;
•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;
•
the impact of changing wholesale electric or gas market rules, including the California Independent System Operator’s, or the CAISO’s, new rules to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;
•	the extent to which PG&E Corporation or the Utility incurs costs in connection with pending litigation that are not recoverable through rates, from third parties, or through insurance recoveries;
•	the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit;
•	the impact of environmental laws and regulations and the costs of compliance and remediation;
•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass; and
•	other factors discussed in PG&E Corporation's and Pacific Gas and Electric Company’s SEC reports.